Exhibit 10.5





                            EQUITY PURCHASE AGREEMENT

                              (for TeleCorp Shares)

      This EQUITY PURCHASE AGREEMENT, dated as of December 22, 2000, among Gerald T. Vento ("Vento") and Thomas H. Sullivan ("Sullivan" and, together with Vento, the "Sellers") and AT&T Wireless Services, Inc, a Delaware corporation (the "Buyer").

      Whereas, the Sellers in the aggregate own, in the amounts set forth opposite their names on Schedule I, shares (the "TeleCorp Shares")of capital stock of TeleCorp PCS, Inc, ("TeleCorp"), and the Buyer wishes to purchase the same.

      Now, therefore, the parties agree as follows:

            Definitions

      "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

      "Average Last Trade Price" means the average last sale price for the 20 consecutive trading days ending three trading days immediately before later of
(i) the day that the Qualifying Stock Notice is given to the Sellers and (ii) the day that is 20 calendar days before the Second Closing (such later day, the "Price Day"), which price shall be adjusted as appropriate for stock splits, stock dividends, recapitalizations, mergers and similar transactions and for ex-dividend trading.

       "Buyer" has the meaning set forth in the Preamble.

       "Consent" means any consent and approval of a Governmental Authority or other third party necessary to authorize, approve or permit the parties hereto to consummate the Transactions and for the Buyer to operate its business after the closing of the Transactions.

      "Courts" has the meaning set forth in Section 4(g).

       "FCC" means the Federal Communications Commission or similar regulatory authority established in replacement thereof.

      "FCC Law" means the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules, regulations and policies promulgated thereunder.

      "Governmental Authority" means a Federal, state or local court, legislature, governmental agency (including, without limitation, the United States Department of Justice), commission or regulatory or administrative authority or instrumentality.

      "HSR Act" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

      "Law" means applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order, decree, technical or other standard, requirement or procedure enacted, adopted, promulgated, applied or followed by any Governmental Authority.

      "license" means a license, permit, certificate of authority, waiver, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower or to use an asset or process, in each case issued or granted by a Governmental Authority.

      "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest, right of first refusal or right of others therein, or encumbrance of any nature whatsoever in respect of such asset, except for a Lien created by this Agreement, a Lien in favor of the Buyer or any Affiliate thereof or a Lien arising out of the Securities Act of 1933, as amended.

       "Material Adverse Effect" means a material adverse effect on the business, financial condition, assets, liabilities or results of operations of the Person specified.

      "Person" means an individual, corporation, partnership, limited liability company, association, joint stock company, Governmental Authority, business trust, unincorporated organization, or other legal entity.

      "Purchase Price" means $21.00 per TeleCorp Share.

      "Qualifying Stock" means any duly authorized, validly issued, fully paid and non-assessable equity security of a class that (i) is listed on the New York Stock Exchange, the American Stock Exchange or the NASDAQ National Market, (ii) traded every day during the 20 consecutive trading day-period preceding the Price Day, and had average daily trading volume during that period of at least 2,000,000 shares and an Average Last Trade Price of at least $10 per share,
(iii) has been duly authorized and validly issued and is fully paid and nonassessable and (v) either (A) the resale thereof is the subject of an effective registration statement or (B) such Qualifying Stock is not a "restricted security" as defined in Rule 144 under the Securities Act of 1933, as amended and, to the best of Buyer's knowledge the Seller is not an Affiliate of the issuer of the Qualifying Stock (except by virtue of Seller's ownership of such issuer's stock).

       "Qualifying Stock Notice" has the meaning set forth in Section 2(ii).

      "Related Person" means, with respect to any Person, such Person's spouse, parents, siblings and children and such Person's spouse's parents, siblings and children.

      "Sellers" has the meaning set forth in the Preamble.

      "Sullivan" has the meaning set forth in the Preamble.

      "Tax" or "Taxes" means any Federal, state, local or foreign tax, fee or other like assessment or charge of any kind, including any net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value-added, transfer, franchise, profits, license, withholding on amounts paid by the taxpayer, payroll, employment, excise, severance, stamp, capital stock occupation, property, environmental or windfall tax, premium, custom, duty or other tax of any kind whatsoever, including any interest, penalty or addition thereto.

      "TeleCorp" has the meaning set forth in the recitals.

      "TeleCorp Shares" has the meaning set forth in the recitals.

      "TeleCorp Management Agreement" means that certain Management Agreement dated as of November 1, 2000 between TeleCorp Management Corp., Inc. and TeleCorp.

      "TeleCorp Stockholders Agreement" means that certain Stockholders' Agreement dated as of November 13, 2000 by and among BUYER, TeleCorp and the other TeleCorp stockholders named therein.

      "Transactions" means the transactions contemplated by this Agreement.

      "Vento" has the meaning set forth in the Preamble.

      Purchase and Sale

Upon the terms and subject to the conditions hereof, the closing of the Transactions (the " Closing") shall take place at the offices of Friedman Kaplan Seiler & Adelman LLP, 875 Third Avenue, New York, New York at 10:00 a.m. local time on the earlier of (x) January 2, 2002 and (y) three business days following notice from the Buyer, but no earlier than the fifth business day following the date of receipt or waiver of the last Consent required by Section 5(a), or at such other place and/or time and/or on such other date as the parties may agree or as may be necessary to permit the fulfillment or waiver of the conditions set forth in Section 5 (the "Closing Date").

                  At the Closing, subject to the conditions hereof, (A) the Sellers shall sell the TeleCorp Shares to the Buyer by delivering to the Buyer one or more certificates representing in the aggregate the TeleCorp Shares, accompanied by stock powers duly executed in blank, and (B) the Buyer shall buy the TeleCorp Shares from the Sellers by delivering to the Sellers the Purchase Price for each TeleCorp Share delivered to the Buyer at the Closing, payable at the option of the Buyer in any combination of cash by wire transfer of immediately available funds, or subject to the written notice (the "Qualifying Stock Notice") by the Buyer at least twenty (20) calendar days prior to the Closing, Qualifying Stock valued at its Average Last Trade Price before the Closing.

                  The parties shall execute and deliver or cause to be executed and delivered all other documents, instruments, and certificates contemplated by this Agreement to be delivered at the Closing or necessary and appropriate in order to consummate the Transactions contemplated to be consummated at the Closing.

      Closing Conditions

      The obligation of the Buyer to consummate the Transactions contemplated to occur at the Closing shall be conditioned on the following, unless waived by the
Buyer:

      Regulatory Approvals

      The obligation of each of the parties to consummate the transactions contemplated to occur at the Closing shall be subject to the condition precedent that all required Consents, if any, from any Governmental Authority shall have been obtained by final non-appealable order. If any regulatory approval is required for the Closing, an application for such regulatory approval shall be filed no later than January 31, 2001 and the Closing with respect thereto shall occur at the time provided in Section 2. If such approvals are denied by a final non-appealable order, or are not obtained before January 2, 2002, then notwithstanding the lack of a final non-appealable order, Buyer shall pay to the Sellers the Closing Price on January 2, 2002 and thereafter the Sellers shall transfer the TeleCorp Shares that were to have been transferred at the Closing to a trust created for that purpose within five business days following the receipt of all required regulatory approvals therefor (and the Sellers shall use their reasonable best efforts to assist in obtaining such approvals). As used herein, "final non-appealable order" when referring to an order of the FCC shall mean a preliminary grant which is not reversed, stayed, enjoined, set aside, annulled, or suspended within the deadline, if any, provided by applicable statute or regulation, and with respect to which no timely request for stay, motion or petition for reconsideration or rehearing, application or request for review, or notice of appeal or other judicial petition for review is pending, and as to which the time for filing any such request, motion, petition, application, appeal, or notice, and for the entry of an order staying, reconsidering, or reviewing on the FCC's or other regulatory authority's own motion, has expired and which preliminary grant is not subject to conditions that in the aggregate would have a material adverse effect on the Buyer.

      (b)   Title, Liens, etc.

      The obligation of the Buyer to consummate the transactions contemplated to occur at the Closing shall be subject to the condition (unless waived by the Buyer) that each Seller transferring TeleCorp Shares (i) is the sole beneficial and record owner thereof and has good and marketable title thereto free and clear of all Liens and (ii) has full power and authority to sell the TeleCorp Shares without conflict with the terms of any material agreement, law, order or instrument binding upon him. Each Seller shall deliver a written certification that the foregoing sentence is true on the Closing Date together with such customary instruments of assignment with respect to the transfers as the Buyer shall reasonably request, including certificates evidencing the TeleCorp Shares, accompanied by stock powers duly executed in blank,.

      Notwithstanding anything in Section 5(b) to the contrary, the Buyer shall be obligated to consummate the transactions contemplated to occur at the Closing regardless of (A) the bankruptcy of TeleCorp that results in the cancellation of any TeleCorp Shares or (B) a default or an "event of default" under an agreement for borrowed money that results in any TeleCorp Shares being foreclosed upon by the Buyer or any of its respective Affiliates, provided such bankruptcy, default or foreclosure is not:

                  (x) the result of fraud, knowing and willful misconduct or bad faith by a Seller or an Affiliate of a Seller, or

                  (y) due to a willful and knowing breach by a Seller or an Affiliate of a Seller under any Approved Instrument;

and further provided that if a Seller or an Affiliate of a Seller or a Related Person of a Seller directly or indirectly derives any value arising out of TeleCorp Shares so cancelled or foreclosed, then such value shall be transferred to the Buyer as a condition precedent to the payment of the Purchase Price at the Closing.

       As used herein, "Approved Instrument" means the organizational documents of TeleCorp or any agreement to which TeleCorp, a Seller or an Affiliate of a Seller is a party.

      (c)   Qualifying Stock

      If the Buyer elects to deliver Qualifying Stock to a Seller in payment of some or all of the Purchase Price, then the obligation of such Seller to consummate the transactions contemplated to occur at the Closing shall be subject to the condition that such Qualifying Stock has been duly authorized and validly issued and is fully paid and nonassessable and either (i) the resale thereof is the subject of any effective registration statement or (ii) such Qualifying Stock is not a "restricted security" as defined in Rule 144 under the Securities Act of 1933, as amended and, to the best of its knowledge the Seller is not an Affiliate of the issuer of the Qualifying Stock (except by virtue of Seller's ownership of such issuer's stock). The Buyer shall deliver a written certification that the foregoing sentence is true on the date of the Closing.

      (d)   Cross Closing

      The obligation of the Buyer to consummate the transactions contemplated to occur at the Closing shall be subject to the condition (unless waived by the Buyer) that the Sellers have not failed to consummate the transactions contemplated to occur under those certain Equity Purchase Agreements dated the date hereof among the Sellers and certain parties related to the Sellers and Cascade Wireless, LLC in breach of their obligation to do so in accordance with those Agreements (so long as the Buyer was or is not in breach of any such Agreement and was or is ready, willing and able to close thereunder).

      Miscellaneous

This Agreement including the exhibits and schedules hereto and the certificates and instruments delivered pursuant to the terms of this Agreement, as the cases may be, embodies the entire agreement and understanding of the parties hereto in respect of the Transactions. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such Transactions.

            This Agreement may be amended, modified, supplemented or waived only by written agreement of each of the parties.

            This Agreement is binding upon and is solely for the benefit of the parties hereto and their respective permitted successors, legal representatives and permitted assigns. No party may assign its rights and obligations hereunder without the prior written consent of the other parties, and any purported assignment without such consent shall be void.

            Any failure of any of the parties to comply with any obligation, covenant, agreement or condition herein may be waived by the party entitled to the benefits thereof only by a written instrument signed by the party granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirement for a waiver of compliance as set forth in this paragraph.

            All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

            All notices, demands or other communications to be given or delivered under or by reason of the provisions of this Agreement will be in writing and will be deemed to have been given on the next business day after it is either (a) delivered personally to the recipient or (b) sent to the recipient by telecopy (receipt confirmed), reputable overnight next day express courier service (charges prepaid) or electronic mail (receipt confirmed). Such notices, demands and other communications will be sent to the Sellers and the Buyer at the addresses indicated below:

      If to Buyer:

            AT&T Wireless Services, Inc.
            7277 164th Avenue, NE
            Redmond, WA  98052
            Attn:  William Hague
            Telephone:  425-580-6000
            Fax:  425-580-8405

      With a copy to:

            AT&T Wireless Services, Inc.
            7277 164th Avenue, NE
            Redmond, WA  98052
            Attn:  General Counsel
            Telephone:  425-580-6000
            Fax:  425-580-8333

                  and

      Friedman Kaplan Seiler & Adelman LLP
            875 Third Avenue
            New York, New York  10022
            Attn: Gary D. Friedman
            Telephone:  (212) 833-1105
            Fax:  (212) 355-6401

      If to any Seller:

            1010 N. Glebe Road
            Suite 800
            Arlington, VA 22201
            Attn:  Thomas H. Sullivan
            Telephone:  703-236-1100
            Fax: 703-236-1376

      With a copy to:

            Cadwalader Wickersham & Taft
            100 Maiden Lane
            New York, NY 10038
            Attn:  Brian Hoffmann
            Telephone: 212-504-6000
            Fax:  212-504-6666

or to such other address as either party hereto may, from time to time, designate in writing delivered in a like manner.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF. THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY CONSENT TO SUBMIT TO THE NON-EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND OF THE UNITED STATES OF AMERICA LOCATED IN THE CITY OF NEW YORK (THE "COURTS") FOR ANY LITIGATION ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS, WAIVE ANY OBJECTION TO THE LAYING OF VENUE OF ANY SUCH LITIGATION IN THE COURTS AND AGREE NOT TO PLEAD OR CLAIM IN ANY COURT THAT SUCH LITIGATION BROUGHT THEREIN HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

            This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

            The article and section headings contained in this Agreement are for convenience of reference only, are not part of the agreement of the parties and shall not affect in any way the meaning or interpretation of this Agreement. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine or neuter, singular or plural, as the identity of the antecedent Person or Person may require.

            All press releases, notices to customers and suppliers and other announcements with respect to this Agreement and the Transactions, as well as any statements (whether written or oral) made to the FCC with respect to this Agreement and the Transactions, shall be approved by both the Sellers and the Buyer prior to issuing any such announcement or making any such statement, provided that either party may make any public disclosure it believes in good faith is required by law or regulation (in which case the disclosing party will use its best efforts to advise the other party prior to making such disclosure and provide the other party an opportunity to review the proposed disclosure).

            The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any Court.

            All per share prices and all numbers and types of shares referred to herein shall be appropriately adjusted for stock splits, stock dividends, recapitalizations and similar transactions.

                            [Signature page follows]

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                                    AT&T WIRELESS SERVICES, INC.



                                    By:  __________________________
                                         Name:
                                         Title:



                                    --------------------------------------------
                                    GERALD T. VENTO



                                    --------------------------------------------
                                    THOMAS H. SULLIVAN

                                   Schedule I

                                 TELECORP SHARES

- -----------------------------------------------------------------------
               Series C    Series E Preference      Class A Common
              Preference

   Vento         490               6,450               1,339,602
 Sullivan        108               4,009                896,064
- -----------------------------------------------------------------------
   Total         598              10,459               2,235,666
- -----------------------------------------------------------------------